EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1998 included in Benchmark Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.


KPMG PEAT MARWICK LLP

Houston, Texas
November 5, 1998